EXHIBIT 10.20

                      NON-RECOURSE SECURED PROMISSORY NOTE


          FOR VALUE RECEIVED, Stanley S. Binder (the "Maker") hereby promises to pay to the order of Barringer Technologies Inc. or its successors, assigns and legal representatives (the "Holder"), at its offices at 219 South Street, Murray Hill, New Jersey, or at such other location as the Holder may designate from time to time, the sum of Five Hundred Thousand Dollars ($500,000) in lawful money of the United States of America (except as set forth below) on July 6, 2003 (the "Maturity Date"), together with interest thereon, compounded annually, at a rate of 5.68% per annum. Interest shall be paid annually on the anniversary of the date hereof. Principal shall be paid on the Maturity Date, together with all interest outstanding as of the Maturity Date. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

          If the date any amount is due hereunder is not a Business Day, then such amount shall be due and payable on the Business Day next succeeding the original payment date, together with interest thereon to the date of payment. As used herein, "Business Day" means any day, other than a Saturday or Sunday or other day on which commercial banks in New York are authorized or required, by law or executive order, to be closed.

          If the Maker fails to pay any amount hereunder when due, whether on the Maturity Date, upon acceleration or otherwise, and such failure continues for a period of five (5) days or more, interest shall thereafter accrue on any overdue amounts at a rate of 8.68% per annum until paid in full. In such event, the Maker also shall pay to the Holder the reasonable attorneys' fees and disbursements and all other out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder.

          The Maker may prepay this Note at any time, in whole or in part, without premium or penalty. Any partial prepayments shall be applied first to accrued interest and second to the payment of principal. The Maker shall not have the right to set off or otherwise deduct from amounts payable by it hereunder, any amounts, whether liquidated or unliquidated, which the Holder may owe to the Maker, which right is hereby expressly waived to the maximum extent permitted by applicable law. In the event that the Maker sells, transfers or otherwise disposes of some or all of the Shares (as defined in the Pledge Agreement referred to below), whether on or prior to the Maturity Date, the Maker shall promptly repay this Note in an amount equal to the net proceeds, if any, received by the Maker from such disposition.

          Notwithstanding anything set forth herein to the contrary, in the event that (i) the Holder terminates the Maker's employment with the Holder as a result of a Termination for Cause (as defined in the Amended and Restated
Employment Agreement, dated as of December 31, 1997 (the "Employment Agreement"), between the Holder and the Maker) or (ii) the Maker terminates his employment with the Holder other than as a result of a termination for Good Reason (as defined in the Employment Agreement), this Note shall mature and all amounts due hereunder shall become due and payable, without demand and without notice to the Maker,

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within 90 days of the date of  termination.  Notwithstanding  anything herein to the contrary, this Note shall not mature upon the death of the Maker or the Maker becoming Permanently Disabled (as defined in the Employment Agreement).

          This Note is the Note referred to in the Pledge Agreement, dated the date hereof, between the Maker and the initial holder of this Note and is secured by the Shares and the other Collateral described therein. The Pledge Agreement grants the Holder certain rights with respect to the Collateral upon certain defaults specified therein.

          The Holder's sole recourse for the payment of amounts due under this Note shall be limited to the Collateral securing this Note. THE HOLDER SHALL NOT HAVE THE RIGHT TO ENFORCE THIS NOTE AGAINST THE MAKER OR ANY OTHER ASSETS OR PROPERTY OF THE MAKER. At the option of the Maker, the principal amount of this Note may be paid by the Collateral to the Holder, properly endorsed or otherwise in proper form for transfer.

          No delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver of any such power or right; nor shall any single or partial exercise of any power or right preclude any other or further exercise of such power or right, or the exercise of any other power or right, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent expressly set forth therein. The Maker waives presentment, demand for payment, diligence, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or indorsement of this Note.

          This Note shall be binding upon the Maker and its successors, assigns and legal representatives. This Note shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without reference to the choice of law provisions thereof. The Maker irrevocably submits to the exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. The Maker irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Maker irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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          IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by the undersigned, thereunto duly authorized, as of the date set forth below.


Witness:

/s/Helen Beyerl                            /s/Stanley S. Binder
Name:                                        Stanley S. Binder


Dated:  July 1, 1998